Exhibit 99.1

Byrna Technologies Reports Fiscal Third Quarter 2025 Results

Fiscal Q3 Revenue Grows 35% Year-Over-Year to $28.2 Million

Web Traffic Growth and Expanding Retail Presence Position Byrna to Deliver Expected 35-40% Revenue Growth in Fiscal 2025 and Establish a Strong Foundation for Fiscal 2026

ANDOVER, Mass., October 9, 2025 - Byrna Technologies Inc. (“Byrna” or the “Company”) (Nasdaq: BYRN), a personal defense technology company specializing in the development, manufacture, and sale of innovative less-lethal personal security solutions, today reported select financial results for its fiscal third quarter ended August 31, 2025.

Fiscal Third Quarter 2025 and Recent Operational Highlights

●	Launched new AI advertising workstream, allowing Byrna to quickly generate professional-quality commercials at scale and broaden its advertising platforms in a cost-effective way.
●	Added new big-box store locations where Byrna products are sold, bringing Byrna’s total brick-and-mortar presence to over 1,000 stores nationwide.
●

Web traffic performance improved significantly, with daily sessions on Byrna.com increasing from the 33,000 session average prior to the implementation of the new advertising campaign, to more than 50,000 in August as Byrna rolled out the new AI supported advertising campaign. These numbers have continued to climb with average daily web sessions averaging 58,000 in the month of September.

●	Introduced ByrnaCare™, a comprehensive protection plan for Byrna launchers, underscoring the Company’s first steps to complement product sales with recurring, service-based offerings.
●	Appointed Adam Roth, former Vice President of North America Marketing at Nike, Inc., and TJ Kennedy, veteran technology and public safety executive, to its Board of Directors.

Fiscal Third Quarter 2025 Financial Results

Results compare the fiscal third quarter ended August 31, 2025 (“Q3 2025”) to the fiscal third quarter ended August 31, 2024 (“Q3 2024”) unless otherwise indicated.

Net revenue for Q3 2025 grew 35% year-over-year to $28.2 million from $20.9 million in Q3 2024. The year-over-year growth was largely driven by strong dealer and chain store sales tied to Byrna’s expanding retail presence, the success of new marketing initiatives, and broader brand adoption. Web traffic began to build late in the quarter and has continued into the fourth fiscal quarter of 2025 (Q4 2025), supporting stronger e-commerce activity.

Gross profit for Q3 2025 increased to $16.9 million (60% of net revenue) from $13.0 million (62% of net revenue) in Q3 2024, reflecting the strong increase in sales. Gross margin performance reflects the changing channel mix, which saw much stronger dealer sales, as well as one-time startup costs associated with the Compact Launcher launch and associated manufacturing ramp-up costs. Since its launch in Q2 2025, the Compact Launcher (CL) has achieved faster production yield improvements compared to previous product releases. Byrna anticipates that CL margins will continue to grow as production volume increases and manufacturing processes become more efficient.

Operating expenses for Q3 2025 were $14.1 million, compared to $12.2 million for Q3 2024. The increase was primarily due to higher variable selling expenses, and increased discretionary marketing spend to support growth.

Net income for Q3 2025 was $2.2 million, an increase from $1.0 million for Q3 2024, driven by an overall increase in product sales and operating leverage.

Adjusted EBITDA1, a non-GAAP metric reconciled below, for Q3 2025 totaled $3.7 million, up from $1.9 million in Q3 2024.

Cash, cash equivalents and marketable securities at August 31, 2025 totaled $9.0 million compared to $25.7 million at November 30, 2024. This decrease was a result of working capital changes due to an increase in inventory and accounts receivable.

Accounts receivable at August 31, 2025 totaled $8.9 million compared to $2.6 million at November 30, 2024.

Inventory totaled $34.1 million at August 31, 2025, compared to $20.0 million at November 30, 2024, reflecting strategic builds ahead of the holiday season and Compact Launcher rollout. The Company has no current or long-term debt.

Management Commentary

Byrna CEO Bryan Ganz stated: “In Q3 2025, we delivered 35% year-over-year revenue growth, highlighting the increasing strength of our brand and the effectiveness of our growth strategy. In August, our new advertising initiatives, including AI-enabled campaigns that allow us to reach more consumers across more channels, lifted average daily web sessions on Byrna.com from roughly 33,000 to more than 50,000. We saw a similar increase on Amazon with sessions in August up 70% from the average prior to the rollout of the new advertising campaign. That momentum has carried into early fiscal Q4 2025, with September web sessions averaging 58,000 sessions per day. This new advertising approach has helped elevate brand recognition and credibility. Recently, we launched placements on MLB streaming platforms and NFL airport displays, and we expect these additions to help open doors to additional networks serving comparable demographics.

“Our brick-and-mortar presence continues to expand, with Byrna products now in over 1,000 retail locations nationwide. Both dealer and company-owned stores are performing well, and we are seeing rising adoption of our higher-margin Compact Launcher in settings where customers can experience the product firsthand.

“Now more than a month into fiscal Q4 2025 and approaching the holiday shopping period, we are confident in the strength of demand. We expect full-year fiscal 2025 revenue growth to come in between 35% and 40%. With Black Friday weekend falling in the final days of fiscal Q4 and Cyber Monday beginning fiscal Q1 2026, holiday sales are expected to lift both fiscal Q4 2025 and fiscal Q1 2026 results, reinforcing strength in each period and providing added momentum into the new year.

“Looking ahead, Byrna’s opportunity extends beyond launchers. We are building a broader personal safety platform that includes new products, subscription-based offerings such as ByrnaCare™, and ongoing innovation. We believe we are only beginning to penetrate a large and expanding market, creating a strong foundation for long-term growth.”

1 See non-GAAP financial measures at the end of this press release for a reconciliation and a discussion of non-GAAP financial measures.

Conference Call

The Company’s management will host a conference call today, October 9, 2025, at 9:00 a.m. Eastern time (6:00 a.m. Pacific time) to discuss these results, followed by a question-and-answer period.

Toll-Free Dial-In: 877-709-8150

International Dial-In: +1 201-689-8354

Confirmation: 13756023

Please call the conference telephone number 5-10 minutes prior to the start time of the conference call. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the Investor Relations section of Byrna’s website.

About Byrna Technologies Inc.

Byrna is a personal defense technology company specializing in the development, manufacture, and sale of innovative less-lethal personal security solutions. For more information on the Company, please visit the corporate website here or the Company’s investor relations site here. The Company is the manufacturer of the Byrna® CL, Byrna® LE and Byrna® SD personal security devices, state-of-the-art handheld CO2 powered launchers designed to provide a less-lethal alternative to a firearm for the consumer, private security, and law enforcement markets. To purchase Byrna products, visit the Company’s e-commerce store.

Forward-Looking Statements

This news release contains "forward-looking statements" within the meaning of the securities laws. All statements contained in this news release, other than statements of current and historical fact, are forward-looking. Often, but not always, forward-looking statements can be identified by the use of words such as "plans," "expects," "intends," "anticipates," and "believes" and statements that certain actions, events or results "may," "could," "would," "should," "might," "occur," or "be achieved," or "will be taken." Forward-looking statements include descriptions of currently occurring matters which may continue in the future. Forward-looking statements in this news release include but are not limited to our statements related to our expected revenue growth during fiscal year 2025, the expected scale and impacts of Byrna’s recent advertising initiatives, including its AI-based advertising and placements with MLB and NFL platforms, expectations regarding the scale, timing and benefits of service-based offerings in the future, expected web traffic growth for Q4 2025, expected growth in margins for the Byrna CL, Byrna’s expectations regarding sales at its retail stores, and expectations regarding consumer sentiment and seasonal sales variations. Forward-looking statements are not, and cannot be, a guarantee of future results or events. Forward-looking statements are based on, among other things, opinions, assumptions, estimates, and analyses that, while considered reasonable by the Company at the date the forward-looking information is provided, inherently are subject to significant risks, uncertainties, contingencies, and other factors that may cause actual results and events to be materially different from those expressed or implied.

Any number of risk factors could affect our actual results and cause them to differ materially from those expressed or implied by the forward-looking statements in this news release, including, but not limited to, disappointing market responses to current or future products or services; prolonged, new, or exacerbated disruption of our supply chain; the further or prolonged disruption of new product or service development; production or distribution disruption or delays in entry or penetration of sales channels due to inventory constraints, competitive factors, increased transportation costs or interruptions, including due to weather, flooding or fires; prototype, parts and material shortages, particularly of parts sourced from limited or sole source providers; determinations by third party controlled distribution channels, including Amazon, not to carry or reduce inventory of the Company’s products; determinations by advertisers or social media platforms, or legislation that prevents or limits marketing of some or all Byrna products; the loss of marketing partners; increases in marketing expenditure may not yield expected revenue increases; potential cancellations of existing or future orders including as a result of any fulfillment delays, introduction of competing products, negative publicity, or other factors; product design or manufacturing defects or recalls; litigation, enforcement proceedings or other regulatory or legal developments; changes in consumer or political sentiment affecting product demand; regulatory factors including the impact of commerce and trade laws and regulations and the implementation or change in tariffs; and future restrictions on the Company’s cash resources, increased costs and other events that could potentially reduce demand for the Company’s products or result in order cancellations. The order in which these factors appear should not be construed to indicate their relative importance or priority. We caution that these factors may not be exhaustive; accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results. Investors should carefully consider these and other relevant factors, including those risk factors in Part I, Item 1A, ("Risk Factors") in the Company’s most recent Form 10-K and Part II, Item 1A (“Risk Factors”) in the Company’s most recent Form 10-Q, should understand it is impossible to predict or identify all such factors or risks, should not consider the foregoing list, or the risks identified in the Company’s SEC filings, to be a complete discussion of all potential risks or uncertainties, and should not place undue reliance on forward-looking information. The Company assumes no obligation to update or revise any forward-looking information, except as required by applicable law.

Investor Contact:

Tom Colton and Alec Wilson
Gateway Group, Inc.
949-574-3860
BYRN@gateway-grp.com

-Financial Tables to Follow-

BYRNA TECHNOLOGIES INC.

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(Amounts in thousands except share and per share data)

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	August 31		August 31
	2025	2024	2025	2024
Net revenue	$28,179	$20,854	$82,874	$57,777
Cost of goods sold	11,257	7,842	32,464	22,566
Gross profit	16,922	13,012	50,410	35,211
Operating expenses	14,059	12,184	42,525	32,633
INCOME FROM OPERATIONS	2,863	828	7,885	2,578
OTHER INCOME (EXPENSE)
Foreign currency transaction loss	(91)	(103)	(305)	(381)
Interest income	97	281	400	883
Income from joint venture	-	(62)	-	(42)
Other income	(6)	3	10	7
INCOME BEFORE INCOME TAXES	2,863	947	7,990	3,045
Income tax expense	(628)	78	(1,666)	75
NET INCOME (LOSS)	$2,235	$1,025	$6,324	$3,120

Foreign currency translation adjustment for the period	82	381	27	410
Unrealized gain on marketable securities	(51)	-	27	-
COMPREHENSIVE INCOME (LOSS)	$2,266	$1,406	$6,378	$3,530

Basic net income (loss) per share	$0.10	$0.05	$0.28	$0.14
Diluted net income (loss) per share	$0.09	$0.04	$0.26	$0.14

Weighted-average number of common shares outstanding - basic	22,691,574	22,758,155	22,649,525	22,509,018
Weighted-average number of common shares outstanding - diluted	24,103,760	23,410,159	24,147,430	23,072,498

BYRNA TECHNOLOGIES INC.

Condensed Consolidated Balance Sheets

(Amounts in thousands, except share and per share data)

	August 31	November 30,
	2025	2024
	Unaudited
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$6,495	$16,829
Marketable Securities	2,501	8,904
Accounts receivable, net	8,872	2,630
Inventory, net	34,106	19,972
Prepaid expenses and other current assets	5,402	2,623
Total current assets	57,376	50,958
LONG TERM ASSETS
Deposits for equipment	2,642	2,665
Right-of-use-asset, net	2,117	2,452
Property and equipment, net	6,780	3,408
Intangible assets, net	3,151	3,337
Goodwill	2,258	2,258
Deferred tax asset	4,187	5,837
Other assets	51	1,007
TOTAL ASSETS	$78,562	$71,922

LIABILITIES
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$12,698	$13,108
Operating lease liabilities, current	672	539
Deferred revenue, current	249	1,791
Total current liabilities	13,619	15,438
LONG TERM LIABILITIES
Deferred revenue, non-current	40	17
Operating lease liabilities, non-current	1,760	2,098
Total liabilities	15,419	17,553

STOCKHOLDERS’ EQUITY
Preferred stock	—	—
Common stock	25	25
Additional paid-in capital	135,480	133,029
Treasury stock	(21,308)	(21,253)
Accumulated deficit	(50,459)	(56,783)
Accumulated other comprehensive loss	(595)	(649)

Total Stockholders’ Equity	63,143	54,369

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$78,562	$71,922

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States (GAAP), we provide an additional financial metric that is not prepared in accordance with GAAP (non-GAAP) with presenting non-GAAP adjusted EBITDA. Management uses this non-GAAP financial measure, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes and to evaluate our financial performance. We believe that this non-GAAP financial measure helps us to identify underlying trends in our business that could otherwise be masked by the effect of certain expenses that we exclude in the calculations of the non-GAAP financial measure.

Accordingly, we believe that this non-GAAP financial measure reflects our ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business and provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects.

This non-GAAP financial measure does not replace the presentation of our GAAP financial results and should only be used as a supplement to, not as a substitute for, our financial results presented in accordance with GAAP. There are limitations in the use of non-GAAP measures, because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment concerning exclusions of items from the comparable non-GAAP financial measure. In addition, other companies may use other non-GAAP measures to evaluate their performance, or may calculate non-GAAP measures differently, all of which could reduce the usefulness of our non-GAAP financial measure as a tool for comparison.

Adjusted EBITDA

Adjusted EBITDA is defined as net (loss) income as reported in our condensed consolidated statements of operations and comprehensive (loss) income excluding the impact of (I) depreciation and amortization; (ii) income tax provision (benefit); (iii) interest income (expense); (iv) stock-based compensation expense, (v) impairment loss, and (vi) one time, non-recurring other expenses or income. Our Adjusted EBITDA measure eliminates potential differences in performance caused by variations in capital structures (affecting finance costs), tax positions, the cost and age of tangible assets (affecting relative depreciation expense) and the extent to which intangible assets are identifiable (affecting relative amortization expense). We also exclude certain one-time and non-cash costs. Reconciliation of Adjusted EBITDA to net (loss) income, the most directly comparable GAAP measure, is as follows (in thousands):

	For the Three Months Ended		For the Nine Months Ended
	August 31		August 31
	2025	2024	2025	2024
Net Income (Loss)	$2,235	$1,025	$6,324	$3,120

Adjustments:
Interest income	(97)	(281)	(400)	(883)
Income tax expense	628	(78)	1,666	(75)
Depreciation and amortization	259	263	696	1,113
Non-GAAP EBITDA	$3,025	$929	$8,286	$3,275

Stock-based compensation expense	734	819	2,297	2,615
Severance/Separation/Officer recruiting	(36)	196	210	431
Non-GAAP adjusted EBITDA	$3,723	$1,944	$10,793	$6,321